Legg Mason California Municipals Fund Inc
Legg Mason Partners Managed Municipals Fund
Western Asset Emerging Markets Debt Portfolio
Western Asset High Yield Bond Portfolio



Item 77Q1

April 9, 2007

State Street Bank and Trust Company
One Lincoln Street
Boston, Massachusetts  02111

Re:	Custodian Services Agreement

Ladies and Gentlemen:
      Reference is made to the Custodian Services Agreement, dated as of January 1, 2007 (as amended to date, the "Agreement"), by and among State Street Bank and Trust Company, a Massachusetts trust company, and each management investment company identified as an "Existing Fund" on
Schedule I hereto (each, a "Fund" and, collectively, the "Funds") on behalf of each of its series, if any, identified as "Existing Portfolio" on Schedule I hereto (each, a "Portfolio" and, collectively, the "Portfolios") and certain other affiliated management investment companies.
      In connection with a restructuring of the complex of which the Funds are a part, as of the close of business on April 13, 2007 or April 27, 2007, as indicated on Schedule
I hereto (each, a "Closing Date"), many of the Funds and Portfolios will be reorganized as set forth on Schedule I hereto. Additionally, as indicated on Schedule I, several Funds and Portfolios have recently ceased or shall cease operations following fund combinations (or otherwise) on the date indicated on Schedule I hereto (each, a "Termination Date").
      On each applicable Closing Date, (i) each management company identified as a "Successor Fund" shall become a "Fund" party to the Agreement on behalf of each of its series identified on Schedule I as a "Successor Portfolio" and shall assume all of the rights and obligations under the Agreement of the corresponding Existing Fund with respect to each applicable Existing Portfolio (or, if such Existing Fund has no Existing Portfolios, with respect to the Existing Fund itself), (ii) each such Successor Portfolio shall be deemed a "Portfolio" within the meaning of the Agreement, and (iii) the corresponding Existing Portfolio shall cease be deemed to be a "Portfolio" under the Agreement. As of each applicable Termination Date, each Existing Portfolio indicated on Schedule I hereto as terminating operations shall cease to be deemed a "Portfolio" under the Agreement.
      As of the date on which an Existing Fund has no further rights or obligations under the Agreement, by virtue of (i) all of the rights and obligations of its Existing Portfolios (or, if such Existing Fund has no Existing Portfolios, the Existing Fund itself) having been assumed by one or more Successor Funds and/or (ii) its Existing Portfolios (or, if such Existing Fund has no Existing Portfolios, the Existing Fund itself) having ceased operations in connection with a fund combination, such Existing Fund shall cease to be a party to the Agreement and shall have no rights or obligations thereunder.
      Additionally, attached as Exhibit A hereto is a replacement of "Exhibit A" to the Agreement, effective as of the close of business on April 27, 2007.
      Except to the extent expressly set forth herein, this letter shall not be deemed to otherwise amend or modify any term of the Agreement.
      Please sign below to evidence your consent and agreement to the above.

EACH MANAGEMENT INVESTMENT COMPANY
IDENTIFIED ON SCHEDULE I HERETO AS
A "EXISTING FUND"
OR A "SUCCESSOR FUND"
By:
Name:
Title:

Consented and Agreed to:

STATE STREET BANK AND TRUST COMPANY
By:
Name:		Joseph L. Hooley
Title:		Executive Vice President





Exhibit A


Legg Mason Partners Equity Trust
Legg Mason Partners Aggressive Growth Fund
Legg Mason Partners All Cap Fund
Legg Mason Partners Appreciation Fund
Legg Mason Partners Capital and Income Fund
Legg Mason Partners Capital Fund
Legg Mason Partners Classic Values Fund
Legg Mason Partners Convertible Fund
Legg Mason Partners Diversified Large Cap Growth Fund
Legg Mason Partners Dividend Strategy Fund
Legg Mason Partners Emerging Markets Equity Fund
Legg Mason Partners Equity Fund
Legg Mason Partners Financial Services Fund
Legg Mason Partners Fundamental Value Fund
Legg Mason Partners Global Equity Fund
Legg Mason Partners International All Cap Opportunity
Fund
Legg Mason Partners Investors Value Fund
Legg Mason Partners Large Cap Growth Fund
Legg Mason Partners Lifestyle Allocation 100%
Legg Mason Partners Lifestyle Allocation 85%
Legg Mason Partners Lifestyle Allocation 70%
Legg Mason Partners Lifestyle Allocation 50%
Legg Mason Partners Lifestyle Allocation 30%
Legg Mason Partners Lifestyle Income Fund
Legg Mason Partners Mid Cap Core Fund
Legg Mason Partners S&P 500 Index Fund
Legg Mason Partners Small Cap Core Fund
Legg Mason Partners Small Cap Growth Fund
Legg Mason Partners Small Cap Value Fund
Legg Mason Partners Social Awareness Fund

Legg Mason Partners Income Trust
Legg Mason Partners Adjustable Rate Income Fund
Legg Mason Partners California Municipals Fund
Legg Mason Partners Core Bond Fund
Legg Mason Partners Core Plus Bond Fund
Legg Mason Partners Diversified Strategic Income Fund
Legg Mason Partners Global High Yield Bond Fund
Legg Mason Partners Government Securities Fund
Legg Mason Partners High Income Fund
Legg Mason Partners Inflation Management Fund
Legg Mason Partners Intermediate Maturity California
Municipals Fund
Legg Mason Partners Intermediate Maturity New York
Municipals Fund
Legg Mason Partners Intermediate-Term Municipals Fund
Legg Mason Partners Investment Grade Bond Fund
Legg Mason Partners Managed Municipals Fund
Legg Mason Partners Massachusetts Municipals Fund
Legg Mason Partners Municipal High Income Fund
Legg Mason Partners New Jersey Municipals Fund
Legg Mason Partners New York Municipals Fund
Legg Mason Partners Oregon Municipals Fund
Legg Mason Partners Pennsylvania Municipals Fund
Legg Mason Partners Short Duration Municipal Income
Fund
Legg Mason Partners Short/Intermediate U.S. Government
Fund
Legg Mason Partners Short-Term Investment Grade Bond
Fund
Western Asset Emerging Markets Debt Portfolio
Western Asset Global High Yield Bond Portfolio

Legg Mason Partners Variable Equity Trust
Legg Mason Partners Variable Aggressive Growth
Portfolio
Legg Mason Partners Variable Appreciation Portfolio
Legg Mason Partners Variable Capital and Income
Portfolio
Legg Mason Partners Variable Dividend Strategy
Portfolio
Legg Mason Partners Variable Equity Index Portfolio
Legg Mason Partners Variable Fundamental Value
Portfolio
Legg Mason Partners Variable International All Cap
Opportunity Portfolio
Legg Mason Partners Variable Investors Portfolio
Legg Mason Partners Variable Large Cap Growth
Portfolio
Legg Mason Partners Variable Lifestyle Allocation 50%
Legg Mason Partners Variable Lifestyle Allocation 70%
Legg Mason Partners Variable Lifestyle Allocation 85%
Legg Mason Partners Variable Mid Cap Core Portfolio
Legg Mason Partners Variable Multiple Discipline
Portfolio-All Cap Growth and Value
Legg Mason Partners Variable Multiple Discipline
Portfolio-Global All Cap Growth and Value
Legg Mason Partners Variable Multiple Discipline
Portfolio-Large Cap Growth and Value
Legg Mason Partners Variable Small Cap Growth
Portfolio
Legg Mason Partners Variable Social Awareness
Portfolio

Legg Mason Partners Variable Income Trust
Legg Mason Partners Variable Adjustable Rate Income
Portfolio
Legg Mason Partners Variable Diversified Strategic
Income Portfolio
Legg Mason Partners Variable Global High Yield Bond
Portfolio
Legg Mason Partners Variable Government Portfolio
Legg Mason Partners Variable High Income Portfolio
Legg Mason Partners Variable Money Market Portfolio
Legg Mason Partners Variable Strategic Bond Portfolio



Legg Mason Partners Money Market Trust
Citi California Tax Free Reserves
Citi Cash Reserves
Citi Connecticut Tax Free Reserves
Citi New York Tax Free Reserves
Citi Tax Free Reserves
Citi U.S. Treasury Reserves
Western Asset California Municipal Money Market Fund
Western Asset Government Money Market Fund
Western Asset Massachusetts Municipal Money Market
Fund
Western Asset Money Market Fund
Western Asset Municipal Money Market Fund
Western Asset New York Municipal Money Market Fund

Legg Mason Partners Institutional Trust
Citi Institutional Cash Reserves
Citi Institutional Enhanced Income Fund
Citi Institutional Liquid Reserves
Citi Institutional Tax Free Reserves
Citi Institutional U.S. Treasury Reserves
SMASh Series C Fund
SMASh Series EC Fund
SMASh Series M Fund
Western Asset Institutional Government Money Market
Fund
Western Asset Institutional Money Market Fund
Western Asset Institutional Municipal Money Market
Fund

Legg Mason Partners Premium Money Market Trust
Citi Premium Liquid Reserves
Citi Premium U.S. Treasury Reserves

Master Portfolio Trust
Liquid Reserves Portfolio
U.S. Treasury Reserves Portfolio
Tax Free Reserves Portfolio
Prime Cash Reserves Portfolio
Institutional Enhanced Portfolio
SMASh Series M Portfolio
SMASh Series C Portfolio
SMASh Series EC Portfolio

Legg Mason Partners Trust II
Legg Mason Partners Capital Preservation Fund
Legg Mason Partners Capital Preservation Fund II

Western Asset Intermediate Muni Fund Inc.
Western Asset High Income Opportunity Fund Inc.
Western Asset Managed High Income Fund Inc.
Western Asset Managed Municipals Portfolio Inc.
Western Asset Municipal High Income Fund Inc.
LMP Real Estate Income Fund Inc.
LMP Corporate Loan Fund Inc.
Western Asset Zenix Income Fund Inc.
Barrett Opportunity Fund, Inc.
Western Asset Emerging Markets Debt Fund Inc.
Western Asset Emerging Markets Income Fund Inc.
Western Asset Emerging Markets Income Fund II Inc.
Western Asset Emerging Markets Floating Rate Fund Inc.
LMP Capital & Income Fund Inc.
Western Asset Global Partners Income Fund Inc.
Western Asset Global High Income Fund Inc.
Western Asset High Income Fund Inc.
Western Asset High Income Fund II Inc.
Western Asset Inflation Management Fund Inc.
Western Asset Worldwide Income Fund Inc.
Western Asset 2008 Worldwide Dollar Government Term Trust
Inc.
Western Asset Municipal Partners Fund Inc.
Western Asset Municipal Partners Fund II Inc.
Western Asset Variable Rate Strategic Fund Inc.